UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA 23219
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 870-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 24, 2024, Aditxt, Inc., a Delaware corporation (the “Company”) entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with the agent (the “Agent”) of certain secured creditors (the “Brain Creditors”) of Brain Scientific, Inc., a Nevada corporation (“Brain Scientific”) and Philip J. von Kahle (the “Seller”), as assignee of Brain Scientific and certain affiliated entities (collectively, the “Brain Companies”) under an assignment for the benefit of creditors pursuant to Chapter 727 of the Florida Statutes. Pursuant to the Assignment Agreement, the Agent assigned its rights under that certain Asset Purchase and Settlement Agreement dated October 31, 2023 between the Seller and the Agent (the “Asset Purchase Agreement”) to the Company in consideration for the issuance by the Company of an aggregate of 6,000 shares of a new series of convertible preferred stock of the Company, designated as Series B-1 Convertible Preferred Stock, $0.001 par value (the “Series B-1 Preferred Stock”). The shares of Series B-1 Preferred Stock were issued pursuant to a Securities Purchase Agreement entered into by and between the Company and each of the purchasers signatory thereto (the “Purchase Agreement”).

In connection with the Assignment Agreement, on January 24, 2024, the Company entered into a Patent Assignment with the Seller (the “Patent Assignment”), pursuant to which the Seller assigned all of its rights, titles and interests in certain patents and patent applications that were previously held by the Brain Companies to the Company.

In connection with the Note Exchange Agreement, the Company and certain of its officers and directors entered into a Voting Agreement (the “Voting Agreement”) with the Noteholder, pursuant to which such officers and directors agreed to vote any and all shares of Common Stock or other capital stock of the Company which they own, directly or indirectly, in favor of any proposal to issue the Noteholder a number of shares of Common Stock that would require approval of the Company’s stockholders in order for such issuance to be in compliance with Nasdaq Rule 5635(a)(1) or 5635(d), and any other applicable rules and regulations of The Nasdaq Stock Market.

The information set forth below in “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” relating to the Series B-1 Preferred Stock and the Series B-1 Certificate of Designations (defined below) is incorporated by reference herein in its entirety. The foregoing descriptions of the Series B-1 Certificate of Designations, the Assignment Agreement, the Purchase Agreement, the Patent Assignment, and the Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Series B-1 Certificate of Designations, the Assignment Agreement, the Purchase Agreement, the Patent Assignment and the Voting Agreement, copies of which are attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Series B-1 Preferred Stock pursuant to the Purchase Agreement is incorporated by reference herein in its entirety. The Company issued the Series B-1 Preferred Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B-1 Certificate of Designations

On January 24, 2024, the Company filed a Certificate of Designations for its Series B-1 Preferred Stock with the Secretary of State of Delaware (the “Series B-1 Certificate of Designations”). The following is only a summary of the Series B-1 Certificate of Designations, and is qualified in its entirety by reference to the full text of the Series B-1 Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount, and Par Value. The number of Series B-1 Preferred Stock designated is 6,000 shares. The shares of Series B-1 Preferred Stock have a par value of $0.001 per share and a stated value of $1,000 per share.

Conversion Price. The Series B-1 Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $4.06 (subject to adjustment pursuant to the Series B-1 Certificate of Designations) (the “Conversion Price”). The Series B-1 Certificate of Designations also provides that in the event of certain Triggering Events (as defined below) any holder may, at any time, convert any or all of such holder’s Series B-1 Preferred Stock at an alternate conversion rate equal to the product of (i) the Alternate Conversion Price (as defined below) and (ii) the quotient of (x) the 125% redemption premium multiplied by (y) the amount of Series B-1 Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a suspension of trading or the failure to be traded or listed on an eligible market for five consecutive days or more, (ii) the failure to remove restrictive legends when required, (iii) the Company’s default in payment of indebtedness in an aggregate amount of $500,000 or more, (iv) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (v) commencement of a voluntary bankruptcy proceeding, and (viii) final judgments against the Company for the payment of money in excess of $500,000. “Alternate Conversion Price” means the lowest of (i) the applicable conversion price the in effect, (ii) the greater of (x) $0.9420 (the “Floor Price”) and (y) 80% of the lowest volume weighted average price (“VWAP”) of the Common Stock during the five consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice. Further, the Series B-1 Certificate of Designations provides that if on any of the 90th and 180th day after each of the occurrence of any Stock Combination Event (as defined in the Series B-1 Certificate of Designations) and the Applicable Date (as defined in the Series B-1 Certificate of Designations), the conversion price then in effect is greater than the market price then in effect (the “Adjustment Price”), on such date then the conversion price shall automatically lower to the Adjustment Price.

Dividends. Holders of the Series B-1 Preferred Stock shall be entitled to receive dividends when and as declared by the Board, from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash, in securities of the Company or any other entity, or using assets as determined by the Board on the Stated Value of such Preferred Share.

Liquidation. In the event of a Liquidation Event (as defined in the Series B-1 Certificate of Designations), the holders the Series B-1 Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any other shares of capital stock of the Company, equal to the greater of (A) 125% of the Conversion Amount (as defined in the Series B-1 Certificate of Designation) on the date of such payment and (B) the amount per share such holder of Series B-1 Preferred Stock would receive if they converted such share of Series B-1 Preferred Stock into Common Stock immediately prior to the date of such payment.

Company Redemption. The Company may redeem all, or any portion, of the Series B-1 Preferred Stock for cash, at a price per share of Series B-1 Preferred Stock equal to 115% of the greater of (i) the Conversion Amount (as defined in the Series B-1 Certificate of Designations) being redeemed as of the Company Optional Redemption Date (as defined in the Series B-1 Certificate of Designations) and (ii) the product of (1) the Conversion Rate (as defined in the Series B-1 Certificate of Designations) with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price (as defined in the Series B-1 Certificate of Designations) of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date (as defined in the Series B-1 Certificate of Designations) and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under the Certification of Designation.

Maximum Percentage. Holders of Series B-1 Preferred Stock are prohibited from converting shares of Series B-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights. The holders of the Series B-1 Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as expressly provided in the Series B-1 Certificate of Designations and where required by the DGCL.

Item 8.01. Other Events.

On January 30, 2024, the Company issued a press release announcing the acquisition of the Brain Scientific assets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Series B-1 Certificate of Designations filed with the Secretary of State of Delaware
10.1	Assignment Agreement dated January 24, 2024
10.2	Form of Securities Purchase Agreement dated January 24, 2024
10.3	Patent Assignment dated January 24, 2024
10.4	Form of Voting Agreement
99.1	Press release dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

†	Certain of the schedules (and/or exhibits) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (and/or exhibit) will be furnished to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aditxt, Inc.

Date: January 30, 2024	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer